Exhibit 99.4


                      Certificate Pursuant to Section 1350
                  of Chapter 63 of Title 18 United States Code
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         The undersigned officer hereby certifies, as to the Quarterly Report on
Form 10-Q of PECO Energy Company for the quarterly period ended June 30, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of PECO Energy Company and its subsidiaries.



Date:  August 6, 2002               /s/ Kenneth G. Lawrence
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                                    Kenneth G. Lawrence
                                    President (Chief Executive Officer)
                                    PECO Energy Company